                                                                    Exhibit 4.12


                CONSIDERING A ROLLOVER OF FUNDS FROM YOUR PRIOR

                          COMPANY'S RETIREMENT PLAN?

If you were a participant in a tax-qualified plan with a previous employer, you may be eligible to "rollover" (deposit your pretax distribution) into the Thrift Incentive Plan (TIP). You can even roll funds into TIP prior to becoming an active plan member. Details describing the Rollover option are attached. The Employee Stock Ownership Plan (ESOP) along with the Pension Plan will NOT accept rollover deposits. An information sheet that can be given to your prior plan sponsor or IRA representative is on the reverse side of this sheet.

                IMPORTANT INFORMATION FOR REHIRED PARTICIPANTS

If you have worked at Northern Trust before and are now being rehired, you may be eligible to "buyback" any company contributions that you forfeited when you left. If you weren't fully vested in TIP and ESOP when you left before, you forfeited some company contributions at termination and you may be eligible to have those contributions restored. Also, if you received a lump sum distribution from the Pension Plan, you may be eligible to restore your total service to your future Pension benefit. In general, you are eligible for these buyback provisions if your break in service is five years or less.

If you have any questions about the TIP Rollover Option or the Buyback Option, please contact the TIP Representatives at 1-800-291-PLAN(7526); press *0 to speak to a representative.

ROLLOVER INFORMATION FOR QUALIFIED PLAN SPONSOR OR IRA
FROM THE NORTHERN TRUST COMPANY RETIREMENT PLANS

The following is the pertinent information regarding a rollover from or to any of the three retirement plans at the Northern Trust Company.

     Thrift-Incentive Plan
     Employer Identification Number 36-1561860
     IRS Plan Number 002

This is a qualified 401(k)/profit sharing plan. This plan accepts rollovers into the plan in cash only (no shares) and the minimum rollover amount is $500.00.

     Employee Stock Ownership Plan
     Employer Identification Number 36-1561860
     IRS Plan Number 003

This is a qualified ESOP. The plan does not accept rollover deposits. Employees receiving termination distributions will be paid in shares of stock. They do not have the option of receiving a cash payout. The shares are eligible for rollover.

     Pension Plan
     Employer Identification Number 36-1561860
     IRS Plan Number 001

This is a qualified defined benefit pension plan. It does not accept rollover deposits. Participants do have the option of receiving a lump sum distribution which is eligible for rollover.

     The address and telephone number for all three plans is:

          Benefits Division
          The Northern Trust Company
          50 S. LaSalle St., M-8
          Chicago, IL 60675 (800) 291-7526 (press *0)

                   THRIFT INCENTIVE PLAN ROLLOVER GUIDELINES


GENERAL ROLLOVER INFORMATION
----------------------------

- Rollovers are accepted prior to your becoming eligible to contribute to the Thrift-Incentive Plan (TIP).

-  The minimum amount for a rollover is $500.00.

- All rollover requests require completion of the TIP Rollover Request Form (reverse side of these Guidelines) and supporting documentation as shown on the form.

- The taxable portion of a total distribution from a tax-qualified plan, or any portion of a Rollover IRA, is eligible for rollover.

- Non-taxable funds, in-service withdrawals or Personal IRA funds will not be accepted in TIP.

- Only checks can be accepted for rollover deposit. Stocks, bonds, wire transfers and DTC transfers are not accepted.

- Forms, checks and supporting documentation are due at 5:00 p.m., two (2) business days prior to payday to the TIP Administrator, M-8, with fund investment occurring on that payday.

- You may access your rollover money in TIP through loans and withdrawals. For more details, see The Sourcebook: A Guide To Your Future Financial Security.

- TIP transactions are processed through the Northern-Express phone system. A PIN Kit will be mailed to you.

PROCESSING DIRECT ROLLOVERS
---------------------------

- TIP accepts direct rollovers from other taxqualified plans. Checks should be made payable to:
                        The Northern Trust Company - TIP
                          50 South LaSalle Street, M-8
                            Chicago, Illinois 60675
           Employer Identification Number 36-1561860 IRS Plan Number 002

- The check must also reference your name, and your Social Security number is your account number in TIP.

- You must provide a completed TIP Rollover Request Form and the supporting documentation, even if the check is being mailed directly to the TIP area.

PROCESSING IRA ROLLOVERS
------------------------

- TIP accepts Rollover IRA funds, not Personal IRA funds. All or part of the funds may be rolled over only if the IRA consists solely of the taxable portion of the tax-qualified distribution and its earnings. If any other contributions were made to the IRA, no portion of the IRA is eligible for rollover.

- To maintain rollover eligibility if the check is made out to you, the Internal Revenue Service requires that qualified distributions be rolled over into a qualified plan or Rollover IRA within 60 days of the date of payment of your final distribution. If you are not able to roll over into TIP within the 60 day timeframe, you must deposit the funds into a Rollover IRA.

- Failure to deposit a tax-qualified distribution made out in your name into another tax-qualified plan or Rollover IRA within 60 days of payment will disqualify the entire amount of your distribution from any type of future rollover treatment. The funds would then be ineligible for rollover into TIP.

        ANY QUESTIONS? 1-800-291-7526 (PRESS *0 TO REACH A REPRESENTATIVE)

                              TIP ROLLOVER REQUEST

PLEASE PRINT:

   Name: _______________________________________________________________________
                 Last                   First                       Middle

   Social Security #:____________________ Ext.:_____________ Location:__________

   Signature:_______________________________________ Date:______________________

      I have read and understand the Rollover Guidelines on the back of this form.

________________________________________________________________________________


ROLLOVER AMOUNT
---------------

I wish to roll over $ _______ into the Northern Trust Company Thrift-Incentive Plan (TIP). Attached is my check made payable to:

                                      The Northern Trust Company - TIP
                                      50 South LaSalle Street, M-8
                                      Chicago, Illinois 60675

If my check is being mailed directly from another tax-qualified plan, it will also reference my name, and I understand that my Social Security number is my account number in TIP.

SUPPORTING DOCUMENTS
--------------------

Required for any rollover:

- Distribution statement from former plan, indicating the taxable portion of the distribution.

                          OR

-  1099R form for a qualified distribution.

Required for rollover from an IRA:

- Current period statement of participation from financial institution that maintained the Rollover IRA.
_______________________________________________________________________________

INVESTMENT OF ROLLOVER
----------------------

My rollover should be invested in the following funds in TIP. The total must equal 100%.

  Short-Term Fund  Bond Fund  Balanced Fund  Equity Index Fund  Focused Growth Fund
      ________%    ________%    ________%         ________%         ________% = 100%

_______________________________________________________________________________

DEADLINE
--------

Forms, checks and supporting documentation are due at 5:00 p.m., two (2) business days prior to payday to the TIP Administrator, M-8, with fund investment occurring that payday.

                      TIP INVESTMENT OPTIONS FOR ROLLOVERS

------------------------------------------------------------------------------------------------------------------------

Tip Investment Options               Investment Descriptions                              Investor Profile
------------------------------------------------------------------------------------------------------------------------
The Short-Term Fund         Emphasizes stability of principal through        Savers not comfortable with fluctuation
                            investments in high-quality, short-term          in their principal. The Fund as an
                            securities such as Cds, Treasury bills,          exclusive or primary investment may
                            and Treasury notes.                              be too conservative for long-term
                                                                             investors seeking to achieve growth
                                                                             for retirement.
----------------------------------------------------------------------------------------------------------------------
The Benchmark               Pursues the maximum return consistent            This option may be appropriate for
Bond Portfolio              with reasonable risk by investing in a           investors who want a portion of their
                            broad range of long-term securities with         money in bonds. This fund offers
Bond A*                     an average maturity of 5 to 15 years,            greater income potential than money
                            including interest-paying bonds issued by        market securities and more investment
                            the U.S. government, banks, and cor-             risk.
                            porations. The value of your investment
                            will fluctuate with changes in interest
                            rates and other market conditions.

----------------------------------------------------------------------------------------------------------------------
The Benchmark               Pursues long-term capital appreciation           Investors looking for a portfolio that
Balanced Portfolio          and income through a flexible combina-           will determine by itself what portion of
                            tion of high-quality stocks, bonds, and          investments should be in stocks and
Balanced A*                 money market securities.                         bonds based on market conditions and
                                                                             will adjust the mix as conditions change.
----------------------------------------------------------------------------------------------------------------------
The Benchmark Equity        Seeks to provide investment results that         Long-term investors who prefer a
Balanced Portfolio          approximate the performance of the               portfolio that replicates a major stock-
                            Standard & Poor's 500 Stock Index, which         market index.
Eqldx A*                    is comprised of a diversified group of
                            large, well-established corporations.

----------------------------------------------------------------------------------------------------------------------
The Benchmark Focused       Seeks long-term capital appreciation             Long-term investors who are comfor-
Growth Portfolio            mainly through stock investments in              table with the potential risks and
                            companies with high growth potential.            rewards of a portfolio that is actively
FOCGR A*                    These companies must have been in                managed to produce long-term
                            operation for at least 5 years.                  capital appreciation.
----------------------------------------------------------------------------------------------------------------------